Exhibit 99.1

PRESS RELEASE | August 9, 2021 | NASDAQ:PLL

CAROLINA LITHIUM PERMITTING UPDATE

Gaston County review will allow time for constructive engagement

BELMONT, N.C., August 9, 2021 – Piedmont Lithium Inc. (Nasdaq: PLL) (ASX: PLL) (“Piedmont” or the “Company”) is providing the following update as to the county rezoning process for its Carolina Lithium Project.

On August 6, 2021, during a special meeting of the Gaston County Board of Commissioners, the commissioners voted to approve a 60-day temporary development moratorium in new approvals for mining and quarrying activities in order to review the county’s current industry regulations and their potential impact on future operations.  The Company looks forward to constructive engagement with the county commissioners and staff on the many important matters subject to their review.

“We would like to thank the Gaston County Board of Commissioners for their leadership in creating this framework and review structure where the County and Company can move forward together.  We wholeheartedly agree that it’s important for the commissioners to have the time to review existing state and county regulations and how they may apply to plans for the Carolina Lithium Project,” said Piedmont Lithium CEO Keith Phillips.

“We note that counsel representing the county made clear in a statement during the special meeting that Gaston County supports economic growth and development, and that the resolution is not intended to stop mining but rather to give the county time to perform their due diligence.  We look forward to engaging with the commissioners and the broader community regarding our commitment to environmental stewardship and economic prosperity for the county as we work to advance the United States supply chain for a low-carbon economy.”

Piedmont also confirmed that the Company is on track to publish its upcoming Definitive Feasibility Study in 2H 2021 and the Company will continue to work on the state and county level permits that are required for the Project.

For further information, contact:

Keith D. Phillips	Brian Risinger
President & CEO	Vice President – Corporate Communications
T: +1 973 809 0505	T: +1 704 910 9688
E: kphillips@piedmontlithium.com	E: brisinger@piedmontlithium.com

About Piedmont Lithium

Piedmont Lithium (Nasdaq:PLL, ASX:PLL) is developing a world-class integrated lithium business in the United States, enabling the transition to a net zero world and the creation of a clean energy economy in America. Our location in the renowned Carolina Tin Spodumene Belt of North Carolina, the cradle of the lithium industry, positions us to be one of the world’s lowest cost producers of lithium hydroxide, and the most strategically located to serve the fast-growing U.S. electric vehicle supply chain. The unique geographic proximity of our resources, production operations and prospective customers places us on the path to be the most sustainable producer of lithium hydroxide in the world and should allow Piedmont to play a pivotal role in supporting America’s move to the electrification of transportation and energy storage.  For more information, please visit www.piedmontlithium.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development and construction activities; current plans for Piedmont’s mineral and chemical processing projects; strategy; and expectations regarding permitting. Such forward-looking statements involve substantial and known and unknown risks, uncertainties and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont will be unable to commercially extract mineral deposits, (ii) that Piedmont’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Quebec and IronRidge Resources, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this presentation and actual events, results, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.